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                                                                  Exhibit (g)(2)

                          PRUDENTIAL DIVERSIFIED FUNDS

                         Gateway Center Three, 9th Floor

                                100 Mulberry St.

                              Newark, NJ 07102-4077

State Street Bank and Trust Company
1776 Heritage Drive - A4S
North Quincy, MA 02171-2197

Attention:  Fiduciary Control

Gentlemen:

         Reference is made to the Custodian Contract (the "Custodian Contract") between you and each of the other Funds listed on Appendix A thereto (with the respective dates of execution thereof indicated thereon).

         The undersigned Fund desires to become a party to the Custodian Contract and has executed and enclosed two copies of a signature page and Appendix A amendment. Please indicate your agreement by executing and returning one fully-executed copy to the undersigned at the address set forth above.

                                  Very truly yours,

                                  By: /s/David F. Connor
                                      ------------------
                                      David F. Connor
                                      Secretary
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         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date set forth below.

ATTEST                            STATE STREET BANK AND TRUST COMPANY

/s/Matthew Malkasian              By:   /s/Scott Johnson
--------------------                    ----------------
Assistant Secretary                     Vice President

ATTEST                            PRUDENTIAL DIVERSIFIED FUNDS

/s/David F. Connor                By:   /s/Brian M. Storms
------------------                      ------------------
David F. Connor                         Brian M. Storms
Secretary                               President

                             Amendment to Appendix A

                                                                     Date of Declaration
Fund Name                              Execution Date                      of Trust
                                                                        (if applicable)

Prudential Diversified Funds           October 5,1998                    July 29, 1998